Exhibit 10.58
Supplementary to
The “Lease agreement” dated as September 30, 2003 with Shanghai Ding Hong Electronic Co., Ltd

Ref: LE-0401
Party A: SHANGHAI KAI HONG ELECTRONIC COMPANY, LIMITED
Address: East of Chen Chun Road, XinQiao Town,SongJing District, Shanghai, P.R.C

Party B: SHANGHAI DING HONG ELECTRONIC EQUIPMENT LIMITED
Address: No.999, Chen Chun Road, XinQiao Town, SongJiang District, Shanghai,P.R.C.

Whereas:
Party A and Party B entered into the Lease Agreement on the lease of the First Floor and Second Floor of the 3-story Factory Building A located in the lot 375 of Song Jiang District, Shanghai on September 30, 2003. The Lease Agreement has been in of effective and executed by the parties.

The terms 1.6, 2.5, 3.4 etc. of the Lease Agreement refer to the lease of the Third Floor of the Factory Building A, it reads as Party A shall then have thirty (30) days priority to rent the Third Floor of the Factory Building. For other terms on the lease of the Third Floor, supplementary agreement shall be entered into by the Parties through negotiation. Such amendments shall constitute the part of the entire Lease Agreement and shall have the same effectiveness as the entire Lease Agreement.

The parties further enter into the Supplementary Agreement on the lease of the Third Floor as below after negotiation:

1. Lease Area
The Third Floor of the Factory Building A ([Exhibit Four--3rd Floor Layout for Factory Building (Building A) of the Lease Agreement, hereinafter refer to as "the Third Floor"]. The gross area of the Third Floor of the Building A is 2,067.30 square meters.

2. Rental
The Parties agree that the monthly Rental of the third floor of the Building A shall be RMB23.18 per square meter and for a total of RMB47,920.01

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3. Lease Term
For the lease of the Third Floor, the Lease Term shall be from the date of  March 1, 2004 to the date of February 28, 2009 and shall be automatically renewed for successive 5 year terms, unless Party A gives termination notice not less than 30 days before the expiration of any Lease Term. In its operating period, Party A has the priority to the Lease Areas defined in this Contract and Party B shall not terminate this Contract without reasonable cause and Party A's consent in writing.

In the period of renewal, the items relating to the rental stipulated in Article 4 of the Lease shall be adjusted upon consultation on the basis of the market prices at that time.

4. This supplementary agreement shall constitute the part of the entire Lease Agreement and shall have the same effectiveness as the entire Lease Agreement. Other matters not contained in the supplementary agreement shall be executed upon the Lease Agreement.

5. The supplementary is made two originals and each party will hold one original.

6. The supplementary agreement shall become effective after signature.

Party A: SHANGHAI KAI HONG ELECTRONIC COMPANY, LIMITED
Date:

Party B: SHANGHAI DING HONG ELECTRONIC EQUIPMENT LIMITED
Date:

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